Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Antalpha Platform Holding Company

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, par value $0.001 per share	(1)	457(o)		$	$100,000,000.00	0.0001381	$13,810.00
Fees to be Paid	Debt	Debt Securities (Senior or Subordinated)	(2)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Other	Warrants	(3)	457(o)		$	$0.00	0.0001381	$0.00

Total Offering Amounts:							$100,000,000.00		13,810.00
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$13,810.00

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Offering Note(s)

(1)	Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is registering hereunder an indeterminate number of Class A ordinary shares, principal amount of Debt Securities and number of Warrants, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $100,000,000. The registration fee has been calculated on the basis of the maximum aggregate offering price of all securities listed, and the entire registration fee is reflected on the Class A Ordinary Shares line above.
(2)	Included within the $100,000,000 aggregate offering price registered pursuant to Rule 457(o), as described in Note (1). No separate registration fee is required with respect to this line.
(3)	Included within the $100,000,000 aggregate offering price registered pursuant to Rule 457(o), as described in Note (1). No separate registration fee is required with respect to this line. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to Class A ordinary shares or Debt Securities issuable upon exercise of Warrants also registered hereunder.